UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 16, 2007

RELIANT ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-16455	76-0655566
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1000 Main Street
Houston, Texas		77002
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (713) 497-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 16, 2007, Mr. Joel Staff retired as the Chief Executive Officer of Reliant Energy, Inc. (“Reliant”) and was appointed as Chairman of Reliant’s Board of Directors.  As Chairman, he will receive an annual fee of $125,000 payable in cash or stock at Mr. Staff’s election.  In compliance with Reliant’s standard non-employee directors’ compensation program, if Mr. Staff chooses stock, he will receive compensation in common stock following the end of each quarter and will also receive a 25% premium payable in restricted stock.  In addition, Reliant issued 6,000 restricted shares of Reliant’s common stock to Mr. Staff pursuant to Reliant’s 2002 Long-Term Incentive Plan and in compliance with Reliant’s standard non-employee directors’ compensation program.

Also on May 16, 2007, Mr. Mark Jacobs was appointed Reliant’s President and Chief Executive Officer and a member of Reliant’s Board and Mr. Brian Landrum was appointed Reliant’s Chief Operating Officer.  Mr. Jacobs will continue to serve as Chief Financial Officer until his successor is named.

As previously reported, in 2006 the Board of Reliant appointed Mr. Evan J. Silverstein and Ms. Sarah M. Barpoulis as directors.  On May 16, 2007, the Board appointed Mr. Silverstein to the Board’s Audit Committee and Risk & Finance Oversight Committee and appointed Ms. Barpoulis to the Board’s Compensation Committee and Risk & Finance Oversight Committee.  The Risk & Finance Oversight Committee is a newly established committee of the Board.  See Item 8.01 for committee assignments of the Board’s other directors.

Item 8.01.  Other Events.

On May 16, 2007, Reliant’s Board appointed Steven L. Miller as the Lead Director and made the following committee appointments, including with respect to the new directors as described above in Item 5.02:

•                  Audit Committee: William L. Transier (Chairperson), E. William Barnett, Laree E. Perez and Evan J. Silverstein.

•                  Compensation Committee: Donald J. Breeding (Chairperson), Sarah M. Barpoulis, Steven L. Miller and William L. Transier.

•                  Nominating & Governance Committee: Steven L. Miller (Chairperson), E. William Barnett, Donald J. Breeding, Kirbyjon H. Caldwell and Laree E. Perez.

•                  Risk & Finance Oversight Committee: Joel V. Staff (Chairperson), Sarah M. Barpoulis, Kirbyjon H. Caldwell and Evan J. Silverstein.

On May 16, 2007, Reliant announced the following results of its 2007 annual meeting of stockholders.  The proposals relating to the amendment of Reliant’s Certificate of Incorporation to remove outdated references to Reliant’s former parent company and to declassify the Board were approved, each of the nine nominees for director was elected to serve until the annual meeting of stockholders in 2008 and the ratification of the appointment of KPMG as Reliant’s independent auditor was approved.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RELIANT ENERGY, INC.
(Registrant)

Date: May 18, 2007	By:	/s/ Thomas C. Livengood
Thomas C. Livengood
Senior Vice President and Controller